SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 28, 2003

BMC Industries, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-8467	41-0169210
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Meridian Crossings, Suite 850
Minneapolis, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

(952) 851-6000
(Registrant's telephone number)

Items 1-4.	Not Applicable.

Item 5.	Other Events.

The Company has entered into a Temporary Deferral Agreement (the "Agreement"), dated as of August 28, 2003, with Deutsche Bank Trust Company Americas, as administrative agent for the lenders and a lender, Bank One, NA, as documentation agent and a Lender; and several banks and other financial institutions, providing a temporary deferral of interest payments due and owing by the Company under the Third Amended and Restated Credit Agreement, dated September 27, 2002, as has been amended from time to time (the "Third Amended and Restated Credit Agreement").

The Agreement provides an additional temporary deferral of interest payments that extends to September 15, 2003.

A press release announcing the temporary deferral was issued on August 29, 2003, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 6.	Not Applicable.

Item 7.	Financial Statements and Exhibits.

	(a) - (b)	Not Applicable.

	(c)	Exhibits

	Exhibit	Description

10.52

Temporary Deferral Agreement, dated as of August 28, 2003, among BMC Industries, Inc., Deutsche Bank Trust Company Americas, as Administrative Agent and Bank One, NA, as Documentation Agent and Various Lending Institutions.

	99.1	Press Release issued by BMC Industries, Inc., dated August 29, 2003.

Items 8-12.		Not Applicable.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BMC INDUSTRIES, INC.

Dated: August 29, 2003	By:	/s/Curtis E. Petersen
Curtis E. Petersen
	Its:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

10.52

Temporary Deferral Agreement, dated as of August 28, 2003, among BMC Industries, Inc., Deutsche Bank Trust Company Americas, as Administrative Agent and Bank One, NA, as Documentation Agent and Various Lending Institutions.

Electronic Transmission

99.1	Press Release issued by BMC Industries, Inc., dated August 29, 2003	Electronic Transmission